Exhibit 23.a

                         Independent Auditors' Consent

The Board of Directors
First Bancorp

We consent to the incorporation by reference to the Registration Statement of First Bancorp on Form S-8 relating to the First Bancorp 2004 Stock Option Plan (File no. 333-118570), Amendment No. 1 to the Registration Statement of First Bancorp on Form S-8 relating to the First Bancorp 1994 Stock Option Plan (File no. 033-82542) and the Registration Statement of First Bancorp on Form S-8 relating to the First Bancorp 1994 Stock Option Plan (File no. 333-58668), the Registration Statement on Form S-3D relating to the First Bancorp Dividend Reinvestment and Common Stock Purchase Plan (File no. 333-117575), the Registration Statement of First Bancorp on Form S-8 relating to three First Savings Bancorp, Inc. stock option plans (File no. 333-51798), the Registration Statement of First Bancorp on Form S-8 relating to the Century Bancorp stock option plan (File no. 333-65296), and the Registration on Form S-8 relating to the Amended and Restated First Bancorp CCB Non-Qualified Stock Option Plan (File no. 333-103741) of our report dated March 6, 2005, relating to the consolidated balance sheets of First Bancorp and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, which report appears in the December 31, 2004 Annual Report on Form 10-K of First Bancorp.

                                                   /s/ KPMG LLP


Charlotte, North Carolina
March 14, 2005